EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-111047, 333-98755, 333-76380, 333-61056, 333-61060, 33-57242, 33-89772, 33-93790, 333-25033, 333-25037, 333-36636, 333-134932, 333-133569, and 333-131608; Form S-3 Nos. 333-76346, 333-61994, 333-37255, 333-64887, 333-64991, 333-119412 and 333-132626; and Form S-4 Nos. 333-131608 and 333-22581) of Boston Scientific Corporation and in the related Prospectuses of our reports dated February 26, 2007, with respect to consolidated financial statements and schedule of Boston Scientific Corporation, Boston Scientific Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Boston Scientific Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

Boston, Massachusetts
February 26, 2007